Exhibit 99.1

Headquarters 3000 Riverchase Galleria Suite 1700 Birmingham, AL 35244 USA

www.walterenergy.com

Press Release

Walter Energy Announces First Quarter 2012 Results

•                  First Quarter Revenues Reach $632 Million; EPS of $0.65; Operating Income of $84 Million; EBITDA of $144 Million

•                  Realizes All-Time Record Quarterly Metallurgical Coal Production of 3 Million Metric Tons

•                  Metallurgical Coal Sales of 2.4 Million; Inventory Grows by Over 500,000 Metric Tons

•                  Recent Costs Per Ton of Hard Coking Coal Continue to Improve in the U.S. and Canada

(Note:  Trend comparisons with Fourth Quarter 2011 vs. First Quarter 2011 are included due to the Western Coal acquisition, effective April 1, 2011.)

BIRMINGHAM, AL — May 2, 2012 - Walter Energy, Inc. (NYSE:  WLT) (TSX:  WLT), the world’s leading, publicly traded “pure-play” producer of metallurgical (met) coal for the global steel industry, today announced results for the first quarter ended March 31, 2012.

“Our first quarter results reflect sales of 2.4 million metric tons (MMTs) of met coal and were in line with the latest outlook we provided. However, when compared with prior periods, the first quarter reflects reduced profitability,” said Walt Scheller, Chief Executive Officer. “First-quarter met coal production of 3 MMTs was better than our outlook for 2.8 to 2.9 MMTs and set a new quarterly record. I am particularly pleased that consolidated cash costs per ton of hard coking coal (HCC) have improved 12 percent when compared with the fourth quarter of 2011. Walter is on target to achieve our production targets while continuing to focus on further cost reductions.”

First Quarter Financial Results

For the first quarter 2012, revenues reached $632 million, up significantly from the $409 million reported in the first quarter of 2011, reflecting the acquisition of Western Coal. As noted in the table below, operating income, net income and earnings per share were all lower in the first quarter of 2012 compared with the same period a year ago, reflecting losses from the Canadian and U.K. operations (including one-time costs at the Willow mine), higher U.S. operating costs and increased interest expense.

Operating income was $84 million in the first quarter 2012 and was comprised of $107 million from U.S. operations, partially offset by a first-quarter operating loss of $14 million in the Canadian and U.K. operations and a $9 million loss in the other segment. The operating loss in the Canadian and U.K. operations was primarily due to high operating costs. Earnings before interest, taxes, depreciation and amortization (EBITDA) was lower in the first quarter of 2012 reflecting these higher operating costs as mentioned. Lower coal sales prices also reduced all operating results compared with the fourth quarter of 2011.

		Q1 2012		Q1 2011*	Q4 2011
Revenue (millions)		$632		$409	$700
Operating income (millions)		$84		$120	$137
Net income (millions)		$41		$82	$84
EPS — Diluted		$0.65		$1.53	$1.34
Average shares — Diluted (millions)		62.7		53.5	62.7
EBITDA (millions)		$144		$148	$207
Met Coal Sales (MMTs)		2.4		1.5	2.4
Met Coal Production (MMTs)		3.0		1.5	2.4
Consolidated Product Metrics
Average Net Selling Price	HCC	$226		$214	$244
	PCI	$188		N/A	$212
Cash Cost Per Ton	HCC	$116		$100	$132
	PCI	$208		N/A	$165

U.S. Product Metrics		$159	**		$145	**
Average Net Selling Price	HCC	$221		$214	$243
Cash Cost Per Ton	HCC	$110		$100	$119

Canada and U.K. Metrics
Average Net Selling Price	HCC	$250		N/A	$249
	PCI	$188		N/A	$212
Cash Cost Per Ton	HCC	$145		N/A	$168

*Does not include Western Coal Corporation, which was acquired April 1, 2011

**Cash cost per ton of pulverized coal injection (PCI) coal, excluding the Willow project

Cash Costs

The consolidated cash cost for HCC decreased 12 percent to $116 per metric ton (MT) compared with $132 per MT in the fourth quarter 2011.  In the U.S. operations, the cash cost of HCC decreased 7 percent to $110 per MT compared with $119 per MT in the prior quarter. In the Canadian operations, the cash cost of HCC decreased 14 percent to $145 per MT compared with $168 in the prior quarter.

The improvement in cash cost for HCC was partially offset by higher cash costs per MT for PCI in the first quarter of 2012 compared with the fourth quarter 2011. At the Brule PCI mine, the cash cost per MT was $159 in the first quarter of 2012. Overall PCI cash costs per ton in the first quarter 2012 were affected by low first quarter production at the Willow mine, which resulted from the planned wash plant outage necessary to

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upgrade its capability to process HCC. The wash plant upgrade was successfully completed during the quarter and will allow for the processing of premium low-vol HCC from the Willow mine going forward.

Liquidity and Capital Expenditures

At the end of the first quarter 2012, available liquidity was $366 million, consisting of cash and cash equivalents of $138 million plus $228 million available under the Company’s $375 million credit revolver.  Capital expenditures for the first quarter were $121 million.

Metallurgical Sales Volume and Pricing

As anticipated in the Company’s first-quarter outlook news release issued March 26, 2012, consolidated met coal sales volume was 2.4 MMTs in the first quarter of 2012. HCC sales volume of 1.9 MMTs was up 25 percent compared with 1.5 MMTs in the first quarter 2011, prior to the acquisition of Western Coal. PCI sales volume was 0.5 MMTs in the first quarter of 2012.

The average first-quarter 2012 selling price of HCC was $226 per MT, slightly above the $220 per MT price estimated in the Company’s first-quarter outlook. However, the HCC selling price was 7 percent lower than the $244 per MT achieved last quarter, reflecting world market trends. The average first-quarter selling price for PCI was $188 per MT, again above the estimate of $180 per MT in the first-quarter outlook, but 11 percent lower than the $212 per MT achieved in the fourth quarter of 2011, reflecting world market trends.

Metallurgical Coal Production

Consolidated met coal production reached a quarterly record of 3 MMTs in the first quarter 2012, double the 1.5 MMTs produced in the first quarter of 2011 due largely to the acquisition of Western Coal. Compared with the fourth quarter, met coal production is up almost 25 percent from 2.4 MMTs produced in the fourth quarter 2011.

The Company increased its higher margin HCC production to 2.4 MMTs in the first quarter of 2012. HCC comprised 80 percent of met production in the first quarter of 2012 compared with 76 percent in the fourth quarter 2011. The remainder of met coal output in both periods was low-vol PCI coal.

2012 Production Guidance

The Company continues to forecast that full-year 2012 met coal production will be between 11.5 and 13.0 MMTs, of which an estimated 75 percent to 80 percent will be HCC and the remainder will be low-vol PCI.

Safety and Stewardship Highlights

U.S. operations reduced its total recordable injury rate by 16 percent in the first quarter of 2012 compared with first quarter 2011. Canadian and U.K. operations reduced their total reportable injury rate by 5 percent compared with the same period last year.

On April 20, the Brule mine was awarded the Edward Prior Safety Award for 2011 by the Office of the Chief Inspector of Mines from the Ministry of Natural Resource Operations in British Columbia, Canada, as recognition for dedication to safe operations in all aspects of its mining operations.

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Use of Non-GAAP Measures

This release contains the use of certain U.S. non-GAAP (Generally Accepted Accounting Principles) measures. These non-GAAP measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP measures provide additional insights into the performance of the Company, and they reflect how management analyzes Company performance and compares that performance against other companies. A reconciliation of non-GAAP to GAAP measures is provided in the financial section of this release.

Conference Call Webcast

The Company will hold a conference call webcast to discuss first quarter 2012 results Thursday, May 3, 2012, at 8 a.m. CDT. To listen to the live event, visit www.walterenergy.com.

About Walter Energy

Walter Energy is the world’s leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,400 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: the market demand for coal, coke and natural gas as well as changes in pricing and costs; the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in our mining operations; changes in customer orders; pricing actions by our competitors, customers, suppliers and contractors; changes in governmental policies and laws, including with respect to safety enhancements and environmental initiatives; availability and costs of credit, surety bonds and letters of credit; and changes in general economic conditions. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. See also the “Risk Factors” in our 2011 Annual Report on Form 10-K and subsequent filings with the SEC, which are currently available on our website at www.walterenergy.com. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In

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light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

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WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share and share amounts)

Unaudited

	For the three months
	ended March 31,
	2012 (1)	2011
Revenues:
Sales	$627,298	$406,575
Miscellaneous income	4,265	2,159
	631,563	408,734

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	431,534	218,460
Depreciation and depletion	66,493	28,358
Selling, general and administrative (2)	36,247	31,882
Postretirement benefits	13,213	10,267
	547,487	288,967

Operating income	84,076	119,767
Interest expense	(28,067)	(3,556)
Interest income	277	156
Other loss (3)	(6,993)	—
Income before income tax expense	49,293	116,367
Income tax expense (4)	8,677	34,554
Net income	$40,616	$81,813

Net income per share:
Basic	$0.65	$1.54
Diluted	$0.65	$1.53

Weighted average number of common shares outstanding (5):
Basic	62,462,692	53,190,274
Diluted	62,739,018	53,519,062

Comprehensive income	$45,281	$94,470

(1)         Includes results of Western Coal acquired on April 1, 2011.

(2)         The 2011 first quarter includes $9.9 million of costs associated with the acquisition of Western Coal.

(3)         The 2012 first quarter includes losses on the sale and re-measurement to fair value of equity investments.

(4)         The provision for income taxes in the first quarter of 2012 at a rate of 17.6% is based on an estimated effective annual tax rate for the year as compared to 29.7% for the first quarter of 2011. The effective tax rate for 2012 is lower than the first quarter 2011 tax rate, primarily due to estimated foreign income and losses and the related international jurisdictional tax rates which were not relevant to the Company prior to the acquisition of Western Coal.

(5)         The 2012 first quarter weighted average number of shares outstanding gives effect to the issuance of 8,951,558 common shares on April 1, 2011 in connection with the acquisition of Western Coal.

WALTER ENERGY, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT (1)

($ in thousands)

Unaudited

	For the three months
	ended March 31,
	2012	2011

REVENUES:
U.S. Operations	$452,150	$407,936
Canadian and U.K. Operations	178,351	—
Other	1,062	798
Revenues	$631,563	$408,734

OPERATING INCOME (LOSS):
U.S. Operations	$106,981	$138,973
Canadian and U.K. Operations	(13,555)	—
Other (2)	(9,350)	(19,206)
Operating income	$84,076	$119,767

DEPRECIATION AND DEPLETION:
U.S. Operations	$42,142	$28,169
Canadian and U.K. Operations	24,136	—
Other	215	189
Depreciation and Depletion	$66,493	$28,358

CAPITAL EXPENDITURES:
U.S. Operations	$36,112	$44,136
Canadian and U.K. Operations	84,180	—
Other	553	157
Capital Expenditures	$120,845	$44,293

(1)

Beginning in the second quarter of 2011 the Company reports all operations located in the U.S. in the U.S. Operations segment which includes Walter Energy’s historical operating segments of Underground Mining, Surface Mining and Walter Coke along with the West Virginia mining operations acquired through the April 1, 2011 acquisition of Western Coal. The Company reports its mining operations located in northeast British Columbia (Canada) and South Wales (United Kingdom), both acquired through the Western Coal acquisition, in the Canadian and U.K. Operations segment. The Other segment primarily includes corporate expenses. Segment information for the first quarter 2011 has been restated to reflect the current segment reporting structure.

(2)	The 2011 first quarter includes $9.9 million of costs associated with the acquisition of Western Coal.

WALTER ENERGY, INC. AND SUBSIDIARIES

QUARTERLY STATISTICAL RESULTS BY OPERATING SEGMENT AND MAJOR PRODUCT

(Ton information in thousand metric tons and dollars in USD)

Consolidated Statistical Information by Major Product

	3 months ended March 31, 2012	3 months ended March 31, 2011	3 months ended December 31, 2011
Total Metallurgical
Sales Metric Tons	2,367	1,487	2,401
Production Metric Tons	2,964	1,500	2,408
Average Net Selling Price	$217.97	$213.98	$237.36
Average Cash Cost per Ton (1)(2)(3)	$136.05	$99.55	$139.08

Hard Coking
Sales Metric Tons	1,857	1,487	1,878
Production Metric Tons	2,378	1,500	1,840
Average Net Selling Price	$226.21	$213.98	$244.34
Average Cash Cost per Ton (1)(3)	$116.35	$99.55	$131.74

Low Vol PCI
Sales Metric Tons	510	—	523
Production Metric Tons	586	—	567
Production Metric Tons - Willow Creek	120	—	155
Production Metric Tons - All other	466	—	412
Average Net Selling Price	$187.97	$—	$212.29
Average Cash Cost per Ton (1)(2)(3)	$207.76	$—	$165.44
Average Cash Cost per Ton - Willow Creek (1)(2)(3)	$448.87	$—	$216.14
Average Cash Cost per Ton - All other (1)(3)	$159.23	$—	$145.49

Thermal
Sales Metric Tons	807	321	1,068
Production Metric Tons	847	268	993
Average Net Selling Price	$72.78	$92.11	$69.86
Average Cash Cost per Ton (1)(3)	$79.87	$76.13	$69.40

US Segment Statistical Information by Major Product

	3 months ended March 31, 2012	3 months ended March 31, 2011	3 months ended December 31, 2011
Hard Coking
Sales Metric Tons	1,535	1,487	1,390
Production Metric Tons	1,969	1,500	1,449
Average Net Selling Price	$221.22	$213.98	$242.61
Average Cash Cost per Ton (1)(3)	$110.33	$99.55	$118.88

Thermal
Sales Metric Tons	782	321	1,036
Production Metric Tons	816	268	965
Average Net Selling Price	$71.27	$92.11	$68.71
Average Cash Cost per Ton (1)(3)	$78.87	$76.13	$66.92

Canada and UK Segment Statistical Information by Major Product

	3 months ended March 31, 2012	3 months ended March 31, 2011	3 months ended December 31, 2011
Total Metallurgical
Sales Metric Tons	832	—	1,011
Production Metric Tons	994	—	959
Average Net Selling Price	$211.95	$—	$230.13
Average Cash Cost per Ton (1)(2)(3)	$183.52	$—	$166.84

Hard Coking
Sales Metric Tons	322	—	488
Production Metric Tons	408	—	391
Average Net Selling Price	$250.00	$—	$249.24
Average Cash Cost per Ton (1)(3)	$145.07	$—	$168.34

Low Vol PCI
Sales Metric Tons	510	—	523
Production Metric Tons	586	—	567
Production Metric Tons - Willow Creek	120	—	155
Production Metric Tons - All other	466	—	412
Average Net Selling Price	$187.97	$—	$212.29
Average Cash Cost per Ton (1)(2)(3)	$207.76	$—	$165.44
Average Cash Cost per Ton - Willow Creek (1)(2)(3)	$448.87	$—	$216.14
Average Cash Cost per Ton - All other (1)(3)	$159.23	$—	$145.49

Thermal
Sales Metric Tons	25	—	32
Production Metric Tons	30	—	28
Average Net Selling Price	$120.96	$—	$106.94
Average Cash Cost per Ton (1)(3)	$111.86	$—	$149.08

(1)          Average Cash Cost per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Cash Cost per Ton is a useful measure  as our management uses that as a measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance.

(2)          Production and Average Cash Cost per Ton for our Willow Creek mining operations are separately provided for the current quarter as the mine’s production was adversely impacted by a planned wash plant outage necessary to upgrade its capability to process premium low-volatile hard coking coal. The plant upgrade was completed during the quarter.

(3)          Reconciliation of Cash Cost per Ton to Cost of Sales as disclosed (in thousands USD):

	3 months ended March 31, 2012 Actual	3 months ended March 31, 2011 Actual	3 months ended December 31, 2011 Actual
Cash Costs as calculated from above (sales tons times average cash cost per ton)	$386,513	$172,438	$408,058
Cash Costs of other products	45,021	46,022	42,746
Purchase Accounting One-Time Effects on Cost of Sales	—	—	4,300
Total Cost of Sales	$431,534	$218,460	$455,104

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

Unaudited

	As of
		Recast
	March 31,	December 31,
	2012 (1)	2011(1)
ASSETS
Cash and cash equivalents	$138,200	$128,430
Receivables, net	293,674	313,343
Inventories	309,742	240,437
Deferred income taxes	58,894	61,079
Prepaid expenses	44,226	49,974
Other current assets	39,242	45,649
Total current assets	883,978	838,912
Mineral interests, net	3,034,630	3,056,258
Property, plant and equipment, net	1,678,957	1,631,333
Deferred income taxes	109,868	109,300
Goodwill	1,066,754	1,066,754
Other long-term assets	138,081	153,951
TOTAL ASSETS	$6,912,268	$6,856,508

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$69,144	$56,695
Accounts payable	125,494	112,661
Accrued expenses	194,477	229,067
Accumulated postretirement benefits obligation	27,714	27,247
Other current liabilities	55,953	63,757
Total current liabilities	472,782	489,427
Long-term debt	2,312,858	2,269,020
Deferred income taxes	1,018,333	1,029,336
Accumulated postretirement benefits obligation	553,863	550,671
Other long-term liabilities	379,236	381,537
TOTAL LIABILITIES	4,737,072	4,719,991
STOCKHOLDERS’ EQUITY	2,175,196	2,136,517
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,912,268	$6,856,508

(1)          Includes accounts of Western Coal acquired on April 1, 2011. The purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The acquisition was finalized during the 2012 first quarter. The December 31, 2011 balance sheet has been recast to reflect the impacts of finalizing the allocation of the purchase price. Retained earnings, a component of stockholder’s equity, as of December 31, 2011 was increased by $14.4 million, primarily due to a decrease in mineral interests depletion and income tax expense related to 2011.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2012

($ in thousands, except per share amounts)

Unaudited

					Accumulated
			Capital in		Other
		Common	Excess of	Retained	Comprehensive
	Total	Stock	Par Value	Earnings	Income (Loss)

Balance at December 31, 2011, recast (1)	$2,136,517	$624	$1,620,430	$744,939	$(229,476)

Net income	40,616			40,616
Other comprehensive income, net of tax	4,665				4,665
Stock issued upon the exercise of stock options	120	1	119
Dividends paid, $0.125 per share	(7,806)			(7,806)
Stock-based compensation	947		947
Excess tax benefits from stock-based compensation arrangements	783		783
Other	(646)	—	—	(646)
Balance at March 31, 2012	$2,175,196	$625	$1,622,279	$777,103	$(224,811)

(1)   Retained earnings as of December 31, 2011 has been recast to reflect the impacts of finalizing the allocation of the Western Coal purchase price. The balance was increased by $14.4 million primarily due to a decrease in mineral interests depletion and income tax expense related to 2011.

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Unaudited

	For the three months ended March 31,
	2012	2011

OPERATING ACTIVITIES

Net income	$40,616	$81,813

Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:

Depreciation and depletion	66,493	28,358
Deferred income tax credit	(10,894)	—
Amortization of debt issuance costs	3,644	786
Other	8,756	3,175

Decrease (increase) in current assets:
Receivables	16,889	(1,753)
Inventories	(63,192)	1,190
Prepaid expenses and other current assets	5,462	6,488
Increase (decrease) in current liabilities:
Accounts payable	37,604	(5,444)
Accrued expenses and other current liabilities	(34,524)	33,912
Cash flows provided by operating activities	70,854	148,525

INVESTING ACTIVITIES
Additions to property, plant and equipment	(120,845)	(44,293)
Investment in Western Coal Corp.	—	(293,678)
Proceeds from sales of investments	12,228	—
Other	(85)	211
Cash flows used in investing activities	(108,702)	(337,760)

FINANCING ACTIVITIES
Borrowings under revolving credit agreement	135,294	—
Repayments on revolving credit agreement	(70,156)	—
Retirements of debt	(9,177)	(7,199)
Dividends paid	(7,806)	(6,642)
Other	(624)	2,336
Cash flows provided by (used in) financing activities	47,531	(11,505)
EFFECT OF FOREIGN EXCHANGE RATES ON CASH	87	—

Net increase (decrease) in cash and cash equivalents	$9,770	$(200,740)

Cash and cash equivalents at beginning of period	$128,430	$293,410
Add: Cash and cash equivalents of discontinued operations at beginning of period	—	535
Net increase (decrease) in cash and cash equivalents	9,770	(200,740)
Cash and cash equivalents at end of period	$138,200	$93,205

WALTER ENERGY, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Unaudited

RECONCILIATION OF EBITDA TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months ended
	March 31,
($in thousands)	2012	2011

Net income	$40,616	$81,813
Add interest expense	28,067	3,556
Less interest income	(277)	(156)
Add income tax expense	8,677	34,554
Add depreciation and depletion expense	66,493	28,358
Earnings before interest, income taxes, and depreciation and depletion (EBITDA) (1)	$143,576	$148,125

(1)          EBITDA is defined as earnings from continuing operations before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA is a financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA is a useful measure as some investors and analysts use EBITDA to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA may not be comparable to similarly titled measures used by other entities.

Contact:

Paul Blalock

Head - Investor Relations

1 205 745 2627

paul.blalock@walterenergy.com